Exhibit 99.3

MERGER FACT SHEET

As announced on December 28, 2009, Tower Bancorp, Inc., parent company of Graystone Tower Bank, will acquire First Chester County Corporation, parent company of First National Bank of Chester County. The combined company will result in total assets of approximately $2.7 billion, a branch network of 50 offices, and an expanded employee base of over 500 Bank employees. The combined organization and experienced, independent leadership team will enhance banking and asset management services for retail customers and businesses in eleven counties throughout central Pennsylvania and Maryland.

Exhibiting core company values and cultures that complement each other, this combination is a win-win for employees, customers, shareholders, and the community. Both institutions affirm that this transaction is part of a proactive, revenue-driven strategy. Despite the current market conditions, this partnership is well-timed and sets the stage for stronger, community-focused, independent banking relationships in the region

The employees, who embody the company culture and deliver the customer service experiences, are the driving force behind the success of both institutions. As the partnership of Graystone Tower Bank and First National Bank of Chester County evolves and grows, the employees will continue to play a critical role. All stakeholders have the full commitment of the leadership team to ensure this transition progresses as smoothly and seamlessly as possible - especially for employees and customers.

The Holding Company and Banks

Following the closing, the holding company of each bank will be Tower Bancorp, Inc. The current First National Bank of Chester County franchise will operate under its own identity as a subsidiary of Tower Bancorp, Inc., with American Home Bank remaining a division of First National Bank of Chester County. There will be no changes to the Graystone Bank or Tower Bank names.

Acquisition Footprint

The combined organization will result in two banking franchises with a combined total of 50 branch locations distributed through eleven counties in two states: Centre, Chester, Cumberland, Dauphin, Delaware, Franklin, Fulton, Lancaster, Lebanon, and York counties in Pennsylvania, and Washington County in Maryland.

Market Leaders

The key leadership team members for the new organizational structure include the following:

•	Andrew Samuel, chairman and CEO of Tower Bancorp, Inc.

•	Jeff Renninger, EVP, COO of Tower Bancorp, Inc.

•	John Featherman, vice chairman of Tower Bancorp, Inc., chairman and CEO of First National Bank of Chester County, a subsidiary of Tower Bancorp, Inc.

•	Jeff Shank, president and CEO of Tower Bank Division

•	Janak Amin, president and CEO of Graystone Bank Division

•	Mark Merrill, EVP, CFO of Tower Bancorp, Inc.

•	James Deitch, chairman and CEO of American Home Bank Division

Board Structure

Effective on the closing date, the Board of Directors of Tower Bancorp, Inc., will be comprised of all current Directors along with three additional Directors from First Chester County Corporation.

Date of Acquisition

Pending the customary conditions and shareholder and regulatory approvals, the transaction is expected to close in the second quarter of 2010.

Benefits of Acquisition

There are significant benefits to all stakeholders. They include the following:

•	The management team has over 135 years of combined in-market experience along with a clear vision that will foster the growth of the combined company.

•	First National Bank of Chester County has a rich almost 150-year-old heritage.

•	Graystone Tower Bank has been named a Best Places to Work in Pennsylvania for the past 4 consecutive years.

•	Neither Tower Bancorp, Inc. nor First Chester County Corporation accepted government TARP money.

GRAYSTONE TOWER EMPLOYEE Q&A

Who is First Chester County Corporation?

First Chester County Corporation and its wholly owned subsidiary, First National Bank of Chester County, is a financial institution with 24 branch offices located in Chester, Delaware, Lancaster and Cumberland counties. Founded in 1863, First National Bank of Chester County is the eighth oldest national bank in the country. First National provides quality financial services to individuals, business, government entities, non profit organizations, and community service groups. Wealth Management and Trust Services are provided through First National Wealth Management, a division of First National Bank of Chester County. Mortgage services are provided through American Home Bank, a division of First National Bank of Chester County. American Home Bank (AHB) has multiple national delivery channels in the retail and wholesale mortgage arena as well as joint venture mortgage partnerships with builders and systems-built manufacturers.

What will the impact be on the Tower Bancorp, Inc. Stock?

There will be no changes to the Tower Bancorp, Inc. common stock. Shares will continue to be listed on NASDAQ under the symbol “TOBC”.

Will there be any changes to employment positions?

There are no scheduled branch closings and no branch overlap in the acquisition. In preparation for acquisition related transition and conversion activities, we are planning to hire additional staff in operations, credit, training, marketing and human resources.

Will there be any changes to our healthcare and benefits?

There will be no immediate changes to the current Graystone Tower Bank healthcare and benefits package. In addition, there are no anticipated changes to the Graystone Tower 401(k) program.

Will systems and procedures change?

There are no planned changes to the Graystone Tower Bank systems and procedures.

Will there be any changes to current Graystone Tower Bank products and services?

There are no planned, immediate changes to any of the products or services currently offered at Graystone Tower Bank.

Will the Graystone Bank or Tower Bank names change?

We strongly believe in the brands that have been created around the “Graystone Bank” and “Tower Bank” names. Therefore, there will be no changes to these names.

Where will headquarters be located?

The headquarters of Tower Bancorp, Inc. will remain in Harrisburg.

Additional information

The proposed transaction will be submitted to the shareholders of First Chester County Corporation (“First Chester”) and Tower Bancorp, Inc. (“Tower”) for their consideration and approval. In connection with the proposed transaction, Tower will be filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and First Chester. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Tower and First Chester, free of charge from the SEC’s Internet site (www.sec.gov), or by contacting Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101, Attention: Brent Smith, Investor Relations, telephone 717-724-4666. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Tower, First Chester and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and First Chester shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and First Chester shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Tower’s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site (www.sec.gov). You can also obtain free copies of these documents using the contact information above.